UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025 (June 23, 2025)

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower Pavilion Embassy, 200 Jalan Ampang 50450 W.P. Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

(60) 3 8408-1788
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

On June 23, 2025, Greenpro Capital Corp. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an individual investor identified in the Subscription Agreement (the “Purchaser”) providing for the private placement of 200,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at a per share purchase price of $1.30 (the “Offering”). The Offering closed on June 23, 2025.

The issuance of shares of Common Stock pursuant to the Subscription Agreement was made in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, (the “Securities Act”) and Regulation D promulgated under the Securities Act. The Company believes the exemptions provided by Section 4(a)(2) and Regulation D of the Securities Act were available because the offering did not involve a public offering and each of the Purchasers in the Offering represented that he or she is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

No underwriters were involved in the offer and sale of the Common Stock in the Offering. We plan to use the proceeds of the Offering for operating capital.

Item 3.02 Unregistered Sale of Equity Securities

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: June 24, 2025	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director